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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 20, 1996, except for Note 10 which is as of November 27, 1996, relating to the consolidated financial statements of Puma Technology, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from August 27, 1993 (inception) to July 31, 1994 and the two years in the period ended July 31, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated and Pro Forma Combined Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated and Pro Forma Combined Financial Information."


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
December 2, 1996